Exhibit 5

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

April 2, 2009

Journal Communications, Inc.

333 West State Street

Milwaukee, Wisconsin 53203

Ladies and Gentlemen:

We have acted as counsel for Journal Communications, Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by the Company from time to time of up to $400 million of: (i) debt securities of the Company (the “Debt Securities”); (ii) shares of the Company’s class A common stock, $0.01 par value (the “Class A Common Stock”); (iii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”); (iv) warrants to purchase securities of the Company (the “Warrants”); (v) contracts to purchase shares of Class A Common Stock or other securities (the “Stock Purchase Contracts”); and (vi) units, each comprised of a Stock Purchase Contract and either debt obligations or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase securities under the Stock Purchase Contract (the “Stock Purchase Units” and, together with the Debt Securities, the Class A Common Stock, the Preferred Stock, the Warrants and the Stock Purchase Contracts, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation and Bylaws, each as amended to date; and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable

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Journal Communications, Inc.

April 2, 2009

Prospectus Supplement; (iv) any indenture providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Class A Common Stock or Preferred Stock offered, there will be sufficient shares of Class A Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Articles of Incorporation, as amended, and not otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

2. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the sale of such Debt Securities;

b. The terms of such Debt Securities and of their sale have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

d. Such Debt Securities shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

Journal Communications, Inc.

April 2, 2009

3. All requisite action necessary to make any shares of Class A Common Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the sale of the Class A Common Stock; and

b. Such shares of Class A Common Stock shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

4. All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the sale of such shares of Preferred Stock;

b. Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Department of Financial Institutions of the State of Wisconsin in the form and manner required by law; and

c. Such shares of Preferred Stock shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

5. All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application

Journal Communications, Inc.

April 2, 2009

affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or, in certain circumstances, officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the sale of the Warrants, and to authorize the sale of such Warrants;

b. The terms of such Warrants and of their sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements shall have been duly executed and delivered;

d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e. Such Warrants shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

6. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or, in certain circumstances, one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the sale of the Stock Purchase Units, and to authorize the sale of such Stock Purchase Contracts and Stock Purchase Units;

b. The terms of such Stock Purchase Contracts and Stock Purchase Units and of their sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

Journal Communications, Inc.

April 2, 2009

c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d. Such Stock Purchase Contracts and Stock Purchase Units shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

With respect to paragraphs 3 and 4 above, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

We are qualified to practice law in the States of Wisconsin and New York and we do not purport to be experts on the law other than that of the States of Wisconsin and New York and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

FOLEY & LARDNER LLP